Exhibit 1.1

Underwriting Agreement

March 26, 2018

To the Several Underwriters

Named in Schedule A

Ladies and Gentlemen:

Introductory.  ABB Finance (USA) Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective principal amounts set forth in such Schedule A of $300,000,000 aggregate principal amount of the Company’s 2.800% Notes due 2020 (the “2020 Notes”), $450,000,000 aggregate principal amount of the Company’s 3.375% Notes due 2023 (the “2023 Notes”) and $750,000,000 aggregate principal amount of the Company’s 3.800% Notes due 2028 (the “2028 Notes” and, together with the 2020 Notes and the 2023 Notes, the “Notes”).  Citigroup Global Markets Inc. (“Citigroup”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and J.P. Morgan Securities LLC (“J.P. Morgan”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued as a series of debt securities pursuant to an indenture, to be dated April 3, 2018 (the “Base Indenture”), by and among the Company, ABB Ltd, an entity organized under the laws of Switzerland and indirect parent of the Company, as guarantor (the “Guarantor”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).  Certain terms of the Notes will be established under a supplemental indenture (the “Supplemental Indenture”), to the Base Indenture (together with the Base Indenture, the “Indenture”).  The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Blanket Issuer Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2) (the “DTC Agreement”), between the Company and the Depositary.

The payment obligations of the Company under the Notes will be fully and unconditionally guaranteed by the Guarantor pursuant to an instrument of guarantee (the “Guarantee” and, together with the Notes, the “Securities”) to be issued pursuant to the Indenture.

The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (File No. 333-223907), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities of the Company, including the Notes, and guarantees of the Guarantor, including the Guarantee, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act, which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act (“Rule 462(e)”) upon filing.  The term “Registration Statement,” as of any time, shall mean such registration statement as amended by any post-effective amendment thereto at such time, including the financial statements, exhibits and schedules thereto at such time and the documents deemed (pursuant to Rule 430B under the Securities Act (“Rule 430B”)) to be a part thereof as of such time; provided, however, that the term “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendment thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2), including the financial statements, exhibits and schedules thereto as of such time and documents deemed (pursuant to Rule 430B) to be a part thereof as of such time.  The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto.  The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is filed with the Commission pursuant to Rule 424(b), including the “Pricing Preliminary Prospectus,” which shall mean the preliminary prospectus supplement, dated March 26, 2018, relating to the Securities, together with the Base Prospectus, that is filed with the Commission pursuant to Rule 424(b).  All references in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act prior to the Execution Time.  All references in this Agreement to the

Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements, exhibits and schedules thereto and other information which is “contained,” “disclosed,” “described,” “included” or “stated” (or other references of like import) in the Registration Statement, the Disclosure Package (as defined in Section 1(b)), or any component thereof, or the Prospectus shall be deemed to include all such financial statements, exhibits and schedules thereto and other information which are or are deemed to be incorporated by reference in the Registration Statement, the Disclosure Package, or any component thereof, or the Prospectus, as the case may be, prior to the Execution Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package, or any component thereof, or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package, or any component thereof, or the Prospectus, as the case may be, at or after the Execution Time.

Each of the Company and the Guarantor hereby confirms its agreements with the Underwriters as follows:

SECTION 1.  Representations and Warranties of the Company and the Guarantor

The Company and the Guarantor, jointly and severally, hereby represent, warrant and covenant to each Underwriter at the Execution Time, the Initial Sale Time (as defined below) and the Closing Date (in each case, a “Representation Date”), as follows:

a)            Compliance with Registration Requirements.  Each of the Company and the Guarantor meets the requirements for use of Form F-3 under the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act (“Rule 405”), and offers and sales of the Securities have been, and remain eligible for, registration by the Company or the Guarantor, as applicable, on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under Rule 462(e) under the Securities Act upon filing. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act (“Rule 401(g)(2)”) has been received by the Company or the Guarantor, no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus (as defined in Section 1(b)) or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending, or, to the Guarantor’s knowledge, contemplated.  The Company and the Guarantor have complied with each request (if any) from the Commission for additional information.  In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and each amendment thereto, if any, (i) complied, complies and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the date of the Prospectus, at the date of any amended Prospectus and at the Closing Date, the Prospectus and each amendment or supplement thereto (i) complied, complies and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act and (ii) did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company and the Guarantor in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b).

Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities, at the time of such delivery, was or will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b)            Disclosure Package.  The term “Disclosure Package” shall mean (i) the Pricing Preliminary Prospectus, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (“Rule 433”) (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  At 5:20 p.m., New York City time on March 26, 2018 (the “Initial Sale Time”), the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished to the Company and the Guarantor in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b).

c)             Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d)            The Guarantor is a Well-Known Seasoned Issuer.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company, the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of clause (c) of Rule 163 under the Securities Act (“Rule 163”)) made any offer relating to the Securities in reliance on the exemption of Rule 163, (iv) at the Execution Time and (v) at the Initial Sale Time, the Guarantor was and is a “well known seasoned issuer,” as defined in Rule 405.

e)             Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) at the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), each of the Company and the Guarantor was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or the Guarantor, as the case may be, be considered an ineligible issuer.

f)             Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of the Securities under this Agreement or until any earlier date that the Company or the Guarantor notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus and prior to the later of the Closing Date and the expiration of the Prospectus Delivery Period (as defined in Section 3(b)) any event shall occur as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, the Company or the Guarantor has promptly notified or will promptly notify the Underwriters and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company and the Guarantor in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b). Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company, the Guarantor or any person acting on their behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

g)             Distribution of Offering Material By the Company and the Guarantor. Neither the Company nor the Guarantor has distributed or referred to, or will distribute or refer to, prior to the later of the Closing Date and the expiration of the Prospectus Delivery Period, any written communication (as defined in Rule 405) concerning the offer or sale of the Securities other than the Registration Statement, the Disclosure Package (including the components thereof), the Prospectus and any electronic road show or other written communication reviewed and consented to by the Representatives and identified in Annex II hereto (each such electronic road show or other written communication, an “Additional Written Communication”).  Each Additional Written Communication, when read together with the Disclosure Package, at the Initial Sale Time, did not, and at the Closing Date, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Additional Written Communication made in reliance upon and in conformity with information furnished to the Company and the Guarantor in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b).  The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that each of the Company and the Guarantor believes to be reliable and accurate.

h)            Capitalization and Other Capital Stock Matters. At the Closing Date, the capitalization set forth in the Registration Statement, the Pricing Preliminary Prospectus and the Prospectus under the heading “Capitalization” in the “Historical” column is true and correct in all material respects. There are no holders of securities of the Company or the Guarantor that are entitled to have such securities registered for resale under the Registration Statement or otherwise registered for resale under the Securities Act.

i)              Incorporation and Good Standing. Each of the Company, the Guarantor and the Material Subsidiaries (as defined below) (i) has been duly incorporated and is validly existing (and, if applicable, in good standing) under the laws of its jurisdiction of incorporation, is not in liquidation or receivership and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus and (ii) is duly qualified to do business as a foreign corporation and, if applicable, is in good standing in all other jurisdictions where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Guarantor and its subsidiaries (including the Company), considered together as one entity, whether or not arising from transactions in the ordinary course of business (any such event, a “Material Adverse Effect”). The Guarantor owns, directly or indirectly, all of the issued and outstanding shares of capital stock of the Company and the Material Subsidiaries free and clear of all liens, encumbrances, equities and claims. “Material Subsidiary” means a company the financial statements of which are consolidated with those of the Guarantor that: (i) is the holding company of a country (and not a region) that, together with its subsidiaries, has combined third-party revenues in excess of 5% of the consolidated revenues of the Guarantor and its subsidiaries (collectively, the “ABB Group”) for the most recently completed fiscal year; (ii) on a non-consolidated legal entity basis, has third-party revenues in excess of 10% of the consolidated revenues of the ABB Group for the most recently completed fiscal year; or (iii) has any notes, bonds, debenture stock, loan stock or other securities outstanding to non-ABB Group third parties in respect of which a guarantee, keep-well agreement or other credit support has been provided by the Guarantor; provided that (i) third-party revenues shall exclude any revenues not included in total revenues in the consolidated income statement of the ABB Group, (ii) the term “revenues” shall exclude any revenues attributable to activities classified by the Guarantor as discontinued operations in the consolidated financial statements of the ABB Group, and (iii) all revenue figures shall be prepared in accordance with GAAP (as defined herein) as used in the preparation of the consolidated financial statements of the ABB Group. As of December 31, 2017, the entities listed in Schedule B hereto are the only Material Subsidiaries.

j)             Due Authorization and Enforceability of this Agreement, the Notes, the Guarantee and the Indenture. The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under this Agreement, the Notes and the Indenture.  The Guarantor has all requisite corporate power and authority to perform its obligations under this Agreement, the Guarantee and the Indenture.  This Agreement and the consummation by each of the Company and the Guarantor (as applicable) of the transactions contemplated hereby have been duly and validly authorized, and this Agreement has been duly executed and delivered, by each of the Company and the Guarantor.  The Notes, when issued, will be in the form contemplated by the Indenture and will have each been duly and validly authorized and executed by the Company and, when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to, and paid for, by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture and the Guarantee.  The Indenture has been duly and validly authorized by each of the Company and the Guarantor and, at the Closing Date, will have been duly and validly executed and delivered by each of the Company and the Guarantor and (assuming the due authorization, execution and delivery by the Trustee) will constitute a valid and legally binding agreement of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.  The Guarantee, when executed, will be in the form contemplated by the Indenture and, at the Closing Date, will have been duly and validly authorized, executed and delivered by the Guarantor and, when the Notes have been duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute a valid and legally binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

k)            Accuracy of Descriptions of Notes, Guarantee and Indenture. The Notes, the Guarantee and the Indenture will conform in all material respects to the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus.

l)              Absence of Conflicts or Defaults; No Further Authorizations or Approvals Required. None of the Guarantor, the Company or any of the Material Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to the Guarantor or any of its subsidiaries (including the Company) or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated under, or performance of, this Agreement, the Indenture, the Notes or the Guarantee, or (iii) in breach of, or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under), or in violation of, any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Guarantor or any of its subsidiaries (including the Company) is a party or by which the Guarantor or any of its subsidiaries (including the Company) may be bound or to which any of the properties or assets of the Guarantor or any of its subsidiaries (including the Company) is subject (collectively, the “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated under, or performance of, this Agreement, the Indenture, the Notes or the Guarantee.  The execution, delivery and performance by the Company and the Guarantor, as applicable, of this Agreement, the Indenture, the Notes and the Guarantee, and the consummation by the Company and the Guarantor of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Underwriters) do not and will not conflict with, or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under), or violation of, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Guarantor or any of its subsidiaries (including the Company) pursuant to, or permit or require the acceleration of any indebtedness under, any of (i) the terms or provisions of any Contract, except, in the case of this clause (i), for any such conflict, breach, violation, default, event or acceleration that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated under, or performance of, this Agreement, the Indenture, the Notes or the Guarantee, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company, the Guarantor or any of Material Subsidiaries or (iii) (assuming compliance with all applicable state and non-U.S. securities laws) any statute, judgment, decree, order, rule or regulation applicable to the Guarantor or any of its subsidiaries (including the Company) or any of their respective properties or assets, except, in the case of this clause (iii), for any such conflict, breach, violation, default, event or acceleration that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated under, or performance of, this Agreement, the Indenture, the Notes or the Guarantee.  No consent, approval, authorization or order of, or registration or filing with, any court or governmental agency or body or third party is required for execution, delivery and performance of this Agreement, the Indenture or the Guarantee, or the issuance and sale by the Company of the Notes to the Underwriters or the consummation by the Company and the Guarantor of the other transactions contemplated hereby, except such as have been obtained or made, and are in full force and effect, under the Securities Act and the Trust Indenture Act and such as may be required under the securities laws of any state or non-U.S. jurisdiction or by the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offering and sale of the Securities (including the purchase and resale of the Securities by the Underwriters).

m)           Financial Statements. The consolidated financial statements of the Guarantor incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Guarantor at the dates and for the periods to which they relate and have been prepared in accordance with, and are in conformity with, U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis, except as otherwise stated therein. No other historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act or the Exchange Act. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Ernst & Young AG is an independent public accounting firm (within the meaning of the Securities Act and Exchange Act) with respect to the Guarantor and the Company and is an independent registered public accounting firm with the Public Company Accounting Oversight Board.

n)            Legal Proceedings; All Required Descriptions and Exhibits; Accuracy of Contract Descriptions. There is not pending or, to the knowledge of the Guarantor, threatened any action, suit, proceeding, inquiry or investigation to which the Guarantor or any of its subsidiaries (including the Company) is a party, or to which any of the properties or assets of the Guarantor or any of its subsidiaries (including the Company) are subject, before or brought by any court, arbitrator or governmental agency, authority or body that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities hereunder or the consummation of the other related transactions described in the Registration Statement, the Disclosure Package and the Prospectus.  There are no legal or governmental proceedings involving or affecting the Guarantor, any of its subsidiaries (including the Company), any directors or officers of the Guarantor or any of its subsidiaries (including the Company) or any of the properties or assets of the Guarantor or any of its subsidiaries (including the Company) required to be described in the Registration Statement, the Disclosure Package or the Prospectus that are not described in the Registration Statement, the Disclosure Package and the Prospectus, nor are there any material contracts or other documents that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.  All descriptions in the Registration Statement, the Disclosure Package and the Prospectus of contracts and other documents to which the Guarantor or any of its subsidiaries (including the Company) is a party are accurate in all material respects.

o)            All Necessary Licenses, Permits, etc. The Guarantor and its subsidiaries (including the Company) possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all local, state, U.S. federal, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and assets and to carry on their respective businesses as now or proposed to be conducted as set forth in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Permits”), except where the failure to possess such Permits or make such declarations or filings could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Guarantor and its subsidiaries (including the Company) have fulfilled and performed all of their respective obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the Guarantor or any such subsidiary in respect of any such Permit that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Guarantor nor any of its subsidiaries (including the Company) has received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

p)            No Material Adverse Effect and Other Matters. Since the date of the most recent financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, except as described in the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Guarantor nor any of its subsidiaries (including the Company) have incurred any liabilities or obligations, direct or contingent, or have entered into or agreed to enter into any transactions or contracts (written or oral), in each case other than in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Guarantor and its subsidiaries (including the Company), considered together as one entity, and (ii) there shall not have been any Material Adverse Effect.

q)            Tax Law Compliance. The Guarantor and its subsidiaries (including the Company) have filed all necessary U.S. local, state and federal and non-U.S. income and franchise tax returns required to be filed as of the date hereof or obtained extensions of time in respect of such filings, except where the failure to so file such returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have paid all taxes shown as due thereon.  Other than tax deficiencies that the Guarantor or any of its subsidiaries (including the Company) are contesting in good faith and for which the Guarantor has provided adequate reserves, there is no tax deficiency that has been asserted against the Guarantor or any of its subsidiaries (including the Company) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

r)             Title to Properties; Valid Contracts; Intellectual Property Rights. The Guarantor and its subsidiaries (including the Company) have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by them and good and marketable title to a leasehold estate in the real and personal property described in the Registration Statement, the Disclosure Package and the Prospectus as being leased by them, in each case free and clear of all liens, charges, encumbrances or restrictions, except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All Contracts to which the Guarantor or any of its subsidiaries (including the Company) are a party or by which the Guarantor or any of its subsidiaries (including the Company) are bound are valid and enforceable against the Guarantor or any such subsidiary, as the case may be, and, to the Guarantor’s knowledge, against the other party or parties thereto and are in full force and effect with only such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Guarantor and its subsidiaries (including the Company) own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Registration Statement, the Disclosure Package and the Prospectus with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Guarantor nor any of its subsidiaries (including the Company) have received any notice of infringement of or conflict with (or know of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-

how owned or possessed by them that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

s)             Environmental Law Compliance. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Guarantor and its subsidiaries (including the Company) are in compliance with, and not subject to, liability under applicable Environmental Laws (as defined below), (ii) the Guarantor and its subsidiaries (including the Company) have made all filings and provided all notices required under any applicable Environmental Law, and have complied, and are in compliance with, all Permits required under any applicable Environmental Law and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any of its subsidiaries (including the Company) under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Guarantor or any of its subsidiaries (including the Company) and (v) neither the Guarantor nor any of its subsidiaries (including the Company) have received any notice that any of them have been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable Environmental Law and (vi) no property or facility of the Guarantor or any of its subsidiaries (including the Company) is (A) listed or proposed for listing on the National Priorities List under CERCLA or on any comparable list maintained by any governmental agency, authority or body or (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental agency, authority or body.  For purposes of this Agreement, “Environmental Laws” means the common law and all applicable U.S. federal, state and local and non-U.S. laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (x) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (y) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (z) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

t)             Labor Matters. There is no strike, labor dispute, slowdown or work stoppage with the employees of the Guarantor or any of its subsidiaries (including the Company) that is pending or, to the knowledge of the Guarantor, threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

u)            Insurance. The Guarantor and its subsidiaries (including the Company) carry insurance covering their properties and assets, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the businesses in which they are engaged to protect them and their businesses, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

v)            ERISA Matters.  Neither the Guarantor nor any of its subsidiaries (including the Company), in each case to the extent applicable, has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Guarantor or any of its subsidiaries (including the Company) make or ever have made a contribution and in which any employee of the Guarantor or any of its subsidiaries (including the Company) is or has ever been a participant that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the extent applicable, with respect to such plans, the Guarantor and its subsidiaries (including the Company) are in compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended.

w)            Sarbanes-Oxley Compliance.  There is and has been no failure on the part of the Guarantor or any of the Guarantor’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

x)            Internal Controls and Procedures. The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that provides reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for their assets, (C) access to assets is permitted only in accordance with management’s authorization, (D) the reported accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Guarantor’s most recent audited fiscal year, there has been (i) no material weakness or significant deficiencies in the Guarantor’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

y)            Disclosure Controls and Procedures.  The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries (including the Company) is made known to the Guarantor’s principal executive officer and principal financial officer internally, and such disclosure controls and procedures are effective.

z)             Company and Guarantor Not Investment Companies. Neither the Company nor the Guarantor is, or after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus will be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

aa)          Related Party Transactions.  There are no business relationships or related-party transactions involving the Guarantor or any of its subsidiaries (including the Company) or any other person required to be described in the Registration Statement, the Disclosure Package or the Prospectus that have not been described as required.

bb)          Solvency. Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of the Company (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities.  The Company is not, and will not be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

cc)           No Approvals Required for U.S. Dollar Payments. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no exchange control authorization or any other authorization, approval, consent or license of any governmental authority or agency of or in Switzerland or the United States is required for the payment by or on behalf of the Guarantor of any amounts in U.S. dollars pursuant to this Agreement or the Guarantee.

dd)          No Unlawful Contributions or Other Payments. None of the Guarantor, any of its subsidiaries (including the Company) or any director or executive officer of the Guarantor or the Company or, to the knowledge of the Guarantor, any employee, agent, controlled affiliate, or other person acting on behalf of the Guarantor or any of its subsidiaries (including the Company) has, in the course of its actions for, or on behalf of, the Guarantor or any of its subsidiaries (including the Company), except as otherwise disclosed in the Registration Statement, Disclosure Package or Prospectus, (i) made or taken any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment, (ii) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (iii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee (including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) or (iv) taken any action, directly or knowingly indirectly, that would result in a violation by such persons of (A) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or (B) any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption laws applicable to the Guarantor or any of its subsidiaries (including the Company) in any other jurisdiction in which the Guarantor or any of its subsidiaries (including the Company) conducts its business or operations, except in the case of clauses (i) through (iv) that would not be material to the Guarantor and its subsidiaries (including the Company) taken as a whole.  The Guarantor and its subsidiaries (including the Company) have instituted, and maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with applicable anti-bribery and anti-corruption laws.

ee)           No Conflict with Money Laundering Laws. The operations of the Guarantor and its subsidiaries (including the Company) are and have been conducted in material compliance with applicable financial record-keeping and reporting requirements of the anti-money laundering laws and regulations of each jurisdiction in which the Guarantor and its subsidiaries (including the Company) operates and any applicable related or similar statutes, rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”). Except as otherwise disclosed in the Registration Statement, the Disclosure Package or the Prospectus, no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries (including the Company) with respect to the Money Laundering Laws is pending or, to the knowledge of the Guarantor, threatened.

ff)           No Conflict with Economic Sanctions Laws. None of the Guarantor, any of its subsidiaries (including the Company), or any director or executive officer of the Guarantor or the Company or, to the knowledge of the Guarantor, any employee, agent, controlled affiliate, or other person acting on behalf of the Guarantor or of any of its subsidiaries (including the Company) is, in connection with its actions for, or on behalf of, the Guarantor or any of its subsidiaries (including the Company), a person, or owned or controlled by a person, that is currently the subject or the target of sanctions administered or enforced by the U.S. federal government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State (including, but not limited to, the Iran Sanctions Act, as amended by the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, and by any further amendments thereto (the “Iran Sanctions Act”)) or designated as a “specially designated national” or “blocked person”) or equivalent measures of the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, the “Economic Sanctions Laws”); nor is the Guarantor nor any of its subsidiaries (including the Company), except as otherwise disclosed in the Disclosure Package or the Prospectus, located, organized or resident in a country or territory that is the subject or the target of country-wide or territory-wide sanctions under Economic Sanctions Laws, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”). The direct or indirect use of proceeds from the offering of the Securities by the Guarantor or any of its subsidiaries (including the Company) will not result in a violation by any person (including, without limitation, any person participating in the transaction, whether as Underwriter, advisor, investor or otherwise) of applicable Economic Sanctions Laws. For the past five years, the Guarantor and its subsidiaries (including the Company) have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Economic Sanctions Laws or with any Sanctioned Country in each case in violation of applicable Economic Sanctions Laws. The Guarantor and its subsidiaries (including the Company) have instituted, and maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with applicable Economic Sanctions Laws.

gg)           No Price Stabilization or Manipulation. Neither the Guarantor nor the Company has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company and the Guarantor to each Underwriter as to the matters covered thereby.

SECTION 2.  Purchase, Sale and Delivery of the Notes.

a)    The Notes.  The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A at a purchase price of: 99.736% of the principal amount of the 2020 Notes, 99.582% of the principal amount of the 2023 Notes and 99.550% of the principal amount of the 2028 Notes, each payable on the Closing Date.

b)    The Closing Date.  Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP (or such other place as may be agreed to by the Company, the Guarantor and the Representatives) at 9:00 a.m., New York City time, on April 3, 2018, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing is called the “Closing Date”).

c)     Public Offering of the Notes.  The Representatives hereby advise the Company and the Guarantor that the Underwriters intend to offer for sale to the public, as described in the Registration Statement, the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, has determined is advisable and practicable.

d)    Payment for the Notes.  Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that it has agreed to purchase. Credit Suisse, individually, and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

e)     Delivery of the Notes.  The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3.  Covenants of the Company and the Guarantor.

The Company and the Guarantor, jointly and severally, hereby covenant and agree with each Underwriter as follows:

a)    Compliance with Securities Regulations and Commission Requests.  Each of the Company and the Guarantor, subject to Section 3(b), will comply with the requirements of Rule 430B, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period of any post-effective amendment to the Registration Statement or any new registration statement relating to the Notes and the Guarantee or the filing or use of any amendment or supplement to the Disclosure Package or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the

Disclosure Package or the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or the issuance of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company or the Guarantor becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. Each of the Company and the Guarantor will use its reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. Each of the Company and the Guarantor will effect the filings required under Rule 424(b) in the manner, and within the time, required by Rule 424 (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document.

b)    Filing of Amendments.  During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date when a prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment or supplement to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

c)     Delivery of Registration Statements.  The Company and the Guarantor have furnished or will deliver to the Representatives and counsel for the Underwriters, upon request, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and one signed copy of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d)    Delivery of Prospectuses.  The Company and the Guarantor will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus and each Permitted Free Writing Prospectus (as defined in Section 3(l)) as such Underwriter may reasonably request, and each of the Company and the Guarantor hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company and the Guarantor will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request.  Each Preliminary Prospectus, each Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e)     Continued Compliance with Securities Laws.  Each of the Company and the Guarantor will comply with the Securities Act, the Exchange Act and the Trust Indenture Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus.  If at any time during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Guarantor, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company and the Guarantor will (1) notify the Representatives of any such event, development or condition, (2) promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement (and, in the case of any post-effective amendment to the Registration Statement, use their reasonable best efforts to have it declared effective by the Commission as soon as possible if the Company or the Guarantor is no longer eligible to file an automatic shelf registration statement) as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and (3) furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f)     Blue Sky Compliance.  Each of the Company and the Guarantor shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the securities laws of those states and non-U.S. jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  Neither the Company nor the Guarantor shall be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business.  The Company and the Guarantor will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantor shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

g)     Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Preliminary Prospectus and the Prospectus.

h)    Depositary.  The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

i)      Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Guarantor shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.

j)     Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, neither the Company nor the Guarantor may, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, issue, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or the Guarantor (or guaranteed by the Guarantor) similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

k)    Final Term Sheet.  The Company and the Guarantor will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit A hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).  Any such Final Term Sheet is an Issuer Free Writing Prospectus and Permitted Free Writing Prospectus for purposes of this Agreement.

l)      Permitted Free Writing Prospectuses.  Each of the Company and the Guarantor represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433; provided, however, that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses identified in Annex I hereto.  Any such free writing prospectus consented to, or deemed to be consented to, by the Representatives is referred to herein as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 163, 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  Each of the Company and the Guarantor consents to the use by any Underwriter of any written communication that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet contemplated in Section 3(k).

m)   Registration Statement Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any of the Notes remain unsold by the Underwriters, the Company and the Guarantor will, prior to the Renewal Deadline, file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Securities, in form and substance satisfactory to the Representatives.  If either the Company or the Guarantor ceases to be eligible to file an automatic shelf registration statement, the Company and the Guarantor will, prior to the Renewal Deadline, if they have not already done so, file a new shelf registration statement relating to the Securities, in form and substance satisfactory to the Representatives, and will use their best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline and will promptly notify the Representatives of such effectiveness.  Each of the Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

n)    Notice of Inability to Use Automatic Shelf Registration Statement Form.  If, at any time during the Prospectus Delivery Period, either the Company or the Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company and the Guarantor will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in form and substance satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  Each of the Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or the Guarantor has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

o)    Rule 158.  The Guarantor will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Securities Act and Rule 158 thereunder and will advise the Representatives in writing when such statement has been so made available.

p)    Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by, and in accordance, with Rule 456(b)(1) and 457(r) under the Securities Act.

q)    Compliance with Sarbanes-Oxley Act.  Each of the Company and the Guarantor will comply with all applicable securities and other laws, rules and regulations, and will use its best efforts to cause its directors and officers, in their capacities as such, to comply with such laws, rules and regulations. The preceding sentence shall, include without limitation, compliance by the Guarantor (and the use of its best efforts to cause compliance with) the provisions of the Sarbanes-Oxley Act.

r)     Documentary, Stamp or Similar Issue Taxes; Indemnification and Gross-Up. The Company and the Guarantor agree, jointly and severally, to indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, levied in Switzerland on the issue and sale of the Notes and on the execution and delivery of this Agreement. All payments to be made by the Company or the Guarantor hereunder will be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges levied in Switzerland unless the Company or the Guarantor, as the case may be, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company or the Guarantor, as the case may be, will pay such additional amounts as may be necessary in order the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; except to the extent that such taxes, duties, or governmental charges were withheld or deducted due to (A) an Underwriter having any present or former connection with such jurisdiction other than solely as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder or (B) the failure of an Underwriter to use its reasonable efforts to provide any other form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such taxes, duties, or governmental charges..

s)     No Manipulation of Price.  Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute the stabilization or manipulation of the price of the Notes.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.  Payment of Expenses.  The Company and, failing the Company, the Guarantor, hereby agrees to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes levied in Switzerland in connection with the issuance and sale of the Notes, (iii) all fees and expenses of counsel to the Company and/or the Guarantor and of the independent public or certified public accountants and other advisors to the Company and the Guarantor, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement, the Notes and the Guarantee, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantor or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state or other securities laws referred to in Section 3(f), and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the FINRA of the terms of the offer and sale of the Securities, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture, the Notes and the Guarantee, (viii) any fees payable in connection with the rating of the Securities with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) the costs and expenses of the Company and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers and other representatives of the Company and the Guarantor and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show but excluding those costs relating to travel and accommodation of the Underwriters, (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(b) and (xii) all other reasonable fees, costs and expenses incurred in connection with the performance of their obligations hereunder for which provision is not otherwise made in this Section 4.

Except as provided in this Section 4 and Sections 6 and 8, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties set forth in Section 1 (including any representation and warranty set forth in any certificate of the officer of the Company or the Guarantor) on the part of each of the Company and the Guarantor on each Representation Date and to the timely performance by each of the Company and the Guarantor of its covenants and other obligations hereunder, and to each of the following additional conditions:

a)    Effectiveness of Registration Statement, etc.  The Registration Statement was filed by the Company and the Guarantor with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e).  Each Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the Securities Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company or the Guarantor, no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Guarantor’s knowledge, contemplated.  The Company and the Guarantor have complied with each request (if any) from the Commission for additional information.  The Company and the Guarantor shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

b)    Accountants’ Comfort Letter.  On the date hereof, the Representatives shall have received from Ernst & Young AG, independent registered public accountants for the ABB Group, a letter dated the date hereof addressed to the Underwriters and the Board of Directors of the Guarantor, in form and substance reasonably satisfactory to the Representatives, with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto.

c)     Bring-down Comfort Letter.  On the Closing Date, the Representatives shall have received from Ernst & Young AG, independent registered public accountants for the ABB Group, a letter dated such date addressed to the Underwriters and the Board of Directors of the Guarantor, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d)    No Objection.  If the Registration Statement and/or the offering of the Securities has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

e)     No Material Adverse Effect, Comfort Letter Changes or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)  in the sole judgment of the Representatives, there shall not have occurred any event or development that, individually or in the aggregate, has had, or could be reasonably likely to have, a Material Adverse Effect (including, without limitation, a change in control of the Company or the Guarantor), except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus;

(ii)  there shall not have been any change or decrease specified in the letter or letters referred to in paragraphs (b) or (c) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus; and

(iii)  there shall not have occurred any downgrading in, or withdrawal of, and there shall not have been given any notice of any intended or potential downgrading in, or withdrawal of, or change in outlook (other than one with positive implications in outlook) or of any review for a possible change that does not indicate a stable or positive direction of the possible change in, the rating accorded to any securities of the Guarantor or any of the Guarantor’s subsidiaries (including the Company) by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

f)     Opinion of United States Counsel for the Company and the Guarantor.  On the Closing Date, the Representatives shall have received the favorable opinion of Latham & Watkins LLP, United States counsel for the Company and the Guarantor, dated the Closing Date and addressed to the Underwriters, in the form and substance reasonably satisfactory to the Representatives.

g)     Opinion of Swiss Counsel for the Guarantor.  On the Closing Date, the Representatives shall have received the favorable opinion of Homburger AG, Swiss counsel for the Guarantor, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

h)    Opinion of Counsel for the Underwriters.  On the Closing Date, the Representatives shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated the Closing Date and addressed to the Underwriters, with respect to such matters as may be reasonably requested by the Underwriters.

i)      Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by (x) the Chairman of the Board, President, Chief Financial Officer, Treasurer, Controller or any Vice President of the Company, and (y) the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer, any Senior or Executive Vice President or any other member of the Executive Committee of the Guarantor, in each case, in his or her capacity as an officer of the Company or the Guarantor, as applicable, and not in his or her individual capacity, to the effect that:

(i) at the Execution Time and at the Closing Date, subsequent to the date of the most recent financial statements in the Registration Statement, the Disclosure Package and the Prospectus, no event or development has occurred, and no information has become known, that individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

(ii)  the representations, warranties and covenants of each of the Company and the Guarantor set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)  each of the Company and the Guarantor has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, including, without limitation, the conditions specified in Section 5(a).

j)     Additional Documents.  On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by written notice to the Company and the Guarantor at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 16 shall at all times be effective and shall survive such termination.

SECTION 6.  Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 5, 9 or 10, or if the sale to the Underwriters of the Securities on the Closing

Date is not consummated because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantor, jointly and severally, hereby agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the other Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.  Effectiveness of this Agreement.  This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8.  Indemnification and Contribution.

a)    Indemnification of the Underwriters. The Company and the Guarantor, jointly and severally, hereby agree to indemnify and hold harmless each Underwriter, its directors, officers, employees, Affiliates (as defined in Rule 405) and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Underwriter or such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

(i)            any untrue statement or alleged untrue statement made by the Company or the Guarantor in Section 1;

(ii)           any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(iii)          any untrue statement or alleged untrue statement of any material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Additional Written Communication, the Disclosure Package or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Additional Written Communication, the Disclosure Package or the Prospectus or any amendment or supplement thereto a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

and will reimburse each indemnified party for any legal or other expenses incurred by them in connection with investigating, defending against, settling, compromising or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Additional Written Communication, the Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information concerning the Underwriters furnished to the Company and the Guarantor in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b).  The indemnity provided for in this Section 8(a) will be in addition to any liability that the Company or the Guarantor may otherwise have to the indemnified parties.  Neither the Company nor the Guarantor shall be liable under this Section 8(a) for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

b)    Indemnification of the Company and the Guarantor.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Company and the Guarantor, their respective directors, officers, employees, Affiliates and agents and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which each indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Additional Written Communication, the Disclosure Package or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case of clause (i) or (ii) above, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information concerning such Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through the Representatives expressly for use therein and, subject to the limitation set forth immediately preceding this clause, will reimburse, any legal or other expenses incurred by each indemnified party in connection with investigating or defending against, settling, compromising or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. Each of the Company and the Guarantor hereby acknowledges that the only information furnished to the Company and the Guarantor in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Additional Written Communication, the Disclosure Package or the Prospectus or any amendment or supplement thereto are the statements set forth in (i) the first paragraph under the caption “Underwriting—Commissions and Discounts” in the Pricing Preliminary Prospectus and the Prospectus and (ii) the third sentence of the first paragraph under the caption “Underwriting—New Issue of Notes” in the Pricing Preliminary Prospectus and the Prospectus.  The indemnity provided for in this Section 8(b) will be in addition to any liability that the Underwriters may otherwise have to the indemnified parties.  The Underwriters shall not be liable under this Section 8(b) for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

c)     Notifications and Other Indemnification Procedures; Settlements. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing, but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or a potential conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) of this Section 8 or the Guarantor in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.  All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

d)    Contribution. In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the offering and sale of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof).  The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering and sale of the Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Underwriters.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, on the one hand, or the Underwriters, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances.  The Company, the Guarantor and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d).  Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Underwriter in connection with the Notes underwritten by it under this Agreement and distributed to the public, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute pursuant to this Section are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A.  For purposes of this paragraph (d), each Underwriter’s directors, officers, employees, Affiliates and agents and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each officer of the Company or the Guarantor that signed the Registration Statement, each director of the Company or the Guarantor and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Guarantor.

SECTION 9.  Default of One or More of the Several Underwriters.  If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion that the aggregate principal amount of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 16 shall at all times be effective and shall survive such termination.  In any such case, either the Representatives or the Company and the Guarantor shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, the Disclosure Package or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9.  Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 10.  Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company or the Guarantor if at any time (i) trading or quotation in any of the Guarantor’s securities shall have been suspended or limited by the Commission, the SIX Swiss Exchange, the NASDAQ OMX Stockholm Exchange or the New York Stock Exchange, or trading in securities generally on the Nasdaq Stock Market, the NASDAQ OMX Stockholm Exchange, the New York Stock Exchange or the SIX Swiss Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of United States, New York or Switzerland authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States or Switzerland, or any change in the United States, Swiss or international financial markets, or any substantial change or development involving a prospective substantial change in United States’, Switzerland’s or international political, financial or economic conditions, as in the sole judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Registration Statement, the Disclosure Package and the Prospectus or to enforce contracts for the sale of the Securities; (iv) in the sole judgment of the Representatives, there shall not have occurred any event or development that, individually or in the aggregate, has had, or would be reasonably likely to have, a Material Adverse Effect (including, without limitation, a change in control of the Company or the Guarantor), except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the jurisdictions where the Securities are offered. Any termination pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Sections 4 and 6, and provided further that Sections 4, 6, 8 and 16 shall survive such termination and remain in full force and effect.

SECTION 11.  No Fiduciary Duty.  Each of the Company and the Guarantor acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other hand, and each of the Company and the Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the transactions contemplated by this Agreement and the process leading to such transactions, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or the Guarantor or their respective Affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantor with respect to any of the transactions contemplated by this Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) and no Underwriter has any obligation to the Company or the Guarantor with respect to the offering of the Securities except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Guarantor and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Company and the Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other hand, with respect to the subject matter hereof.  Each of the Company and the Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims it may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 12.  Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of each of the Company and the Guarantor, of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company or the Guarantor, the officers or employees of the Company or the Guarantor, or any person controlling the Company or the Guarantor, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 13.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Attention: General Counsel
Fax: (646) 291-1469

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629
Attention:  IBCM-Legal

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Attention High Grade Syndicate Desk — 3rd Floor
Facsimile 212 834-6081

If to the Company or the Guarantor:

ABB Finance (USA) Inc.
305 Gregson Drive
Cary, North Carolina 27511
Facsimile: +1 (919) 666 1372
Attention: Director US Treasury

ABB Group Treasury Operations
Affolternstrasse 44
CH 8050 Zurich
Switzerland
Facsimile: +41 43 317 7474
Attention: Business Operations

ABB Ltd
Affolternstrasse 44
8050 Zurich
Switzerland
Facsimile: +41 43 317 7992
Attention: Legal Department

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Facsimile: (212) 751-4864

Attention: Thomas R. Christopher and Keith L. Halverstam

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9, and to the benefit of the controlling persons and other entities and persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

SECTION 15.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.  Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

a)            Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States or the courts of the State of New York, in each case located in the Borough of Manhattan in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Guarantor irrevocably appoints CT Corporation System, acting through its office at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent to receive service of process or other legal summons (in such capacity, the “Process Agent”) for purposes of any such suit, action or proceeding that may be instituted in any Specified Court. If for any reason the Process Agent shall cease to be available to act in the above-

mentioned capacity, the Guarantor agrees to appoint a new agent for service of process in The City of New York on the terms and for the purposes of this Section 16 satisfactory to the Underwriters. Notwithstanding that service of any process, summons, notice or document by mail to the Guarantor’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any Specified Court, the Guarantor further consents and agrees that service of any such process, summons, notice or document for any such suit, action or proceeding on the Process Agent or any such new agent for service of process (whether or not the appointment of the Process Agent or such new agent shall for any reason prove to be ineffective or the Process Agent shall accept or acknowledge such service) shall be effective service of process on the Guarantor for any such suit, action or proceeding. The Guarantor further agrees that the failure of the Process Agent or any such new agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any suit, action or proceeding based thereon.

b)            Waiver of Immunity.  With respect to any Related Proceeding, the Guarantor irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, the Guarantor waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 17.  Research Analyst Independence; Other Relationships. Each of the Company and the Guarantor acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Guarantor or any of its subsidiaries (including the Company) and/or the offering of the Securities that differ from the views of their respective investment banking divisions.  Each of the Company and the Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Guarantor may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and the Guarantor by such Underwriters’ investment banking divisions.  Each of the Company and the Guarantor acknowledges that each of the Underwriters is a full service securities firm and as such, in the ordinary course of their business activities, each of the Underwriters and their Affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Such investments and securities activities may involve securities and/or instruments of the Company or the Guarantor or their Affiliates. Each of the Company and the Guarantor acknowledges that the Underwriters and their Affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the Underwriters or their Affiliates that have a lending relationship with the Guarantor routinely hedge their credit exposure to the Guarantor, consistent with their customary risk management policies.  Typically, such Underwriters and their Affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities, including potentially the Securities. Any such short positions could adversely affect future trading prices of the Securities.

SECTION 18.  General Provisions.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and the Guarantor and their affairs and business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Guarantor the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ABB Finance (USA) Inc.,
as Issuer

By:	/s/ Craig Kirkpatrick
	Name:	Craig Kirkpatrick
	Title:	Vice President - Controller

By:	/s/ John Healy
	Name:	John Healy
	Title:	Vice President - Treasurer

ABB LTD,
as Guarantor

By:	/s/ Urs Arnold
	Name:	Urs Arnold
	Title:	Group Treasurer

By:	/s/ Richard A. Brown
	Name:	Richard A. Brown
	Title:	Chief Counsel Corporate & Finance

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC

Acting for themselves and as Representatives of the several Underwriters named in the attached Schedule A.

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Director

Credit Suisse Securities (USA) LLC

By:	/s/ Sharon Harrison
	Name:	Sharon Harrison
	Title:	Director

J.P. Morgan Securities LLC

By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

[Signature page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2020 Notes to be Purchased	Aggregate Principal Amount of 2023 Notes to be Purchased	Aggregate Principal Amount of 2028 Notes to be Purchased
Citigroup Global Markets Inc.	$80,000,000	$120,000,000	$200,000,000
Credit Suisse Securities (USA) LLC	$80,000,000	$120,000,000	$200,000,000
J.P. Morgan Securities LLC	$80,000,000	$120,000,000	$200,000,000
Barclays Capital Inc.	$20,000,000	$30,000,000	$50,000,000
HSBC Securities (USA) Inc.	$20,000,000	$30,000,000	$50,000,000
Morgan Stanley & Co. LLC	$20,000,000	$30,000,000	$50,000,000
Total	$300,000,000	$450,000,000	$750,000,000

Sch-A-1

SCHEDULE B

List of Material Subsidiaries

ABB Holdings Inc.

ABB (China) Ltd.

ABB AB

ABB Beteiligungs- und Verwaltungsges. mbH

ABB Inc.

ABB Finance B.V.

ABB Treasury Center (USA), Inc.

ABB Finance (USA) Inc.

Thomas & Betts Corporation

Sch-B-1

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated March 26, 2018, relating to the 2020 Notes, the 2023 Notes and the 2028 Notes

Annex-I-1

ANNEX II

Additional Written Communication

N/A

Annex-II-1

EXHIBIT A

ABB Finance (USA) Inc.

2.800% Notes due 2020
3.375% Notes due 2023
3.800% Notes due 2028

Guaranteed as to the Payment of Principal, Premium, if any, and Interest by
ABB Ltd

Pricing Term Sheet

March 26, 2018

2.800% Notes due 2020

Issuer:	ABB Finance (USA) Inc.

Guarantor:	ABB Ltd

Security:	2.800% Notes due 2020 (the “2020 Notes”)

Size:	$300,000,000

Maturity Date:	April 3, 2020

Coupon (Interest Rate):	2.800% per annum

Interest Payment Dates:	Semiannually, in arrears, on April 3 and October 3, beginning October 3, 2018

Yield to Maturity:	2.833%

Benchmark Treasury:	2.250% UST due February 29, 2020

Benchmark Treasury Price and Yield:	99-30; 2.283%

Spread to Benchmark Treasury:	0.550% (55 basis points)

Optional Redemption:

Make-whole call at any time at the greater of 100% or discounted present value at the Treasury Rate plus 10 basis points, as described under “Description of Notes and Guarantee—Optional Redemption” in the preliminary prospectus supplement dated March 26, 2018 (the “Preliminary Prospectus Supplement”).

Tax Redemption Provision:	Applicable as described under “Description of Notes and Guarantee—Tax Redemption” in the Preliminary Prospectus Supplement.

Price to Public:	99.936%

Settlement Date:

April 3, 2018 (T+5)

We expect that the delivery of the 2020 Notes will be made against payment therefor on or about April 3, 2018, which will be the fifth business day following the date of pricing of the 2020 Notes (such settlement cycle

Exh-A-1

being herein referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2020 Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the 2020 Notes initially will settle T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of 2020 Notes who wish to trade 2020 Notes on the date of pricing or the next two succeeding business days should consult their advisor.

Issuer Ratings:	A2 (stable) by Moody’s / A (stable) by S&P

Expected Instrument Ratings*:	A2 by Moody’s / A by S&P

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Identification Numbers:	CUSIP: 00037B AD4 ISIN: US00037BAD47

Clearing and Settlement:	DTC, including Euroclear/Clearstream participants

Listing:	None

Joint Book-Running Managers:	Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC

Co-Managers:	Barclays Capital Inc. HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC

3.375% Notes due 2023

Issuer:	ABB Finance (USA) Inc.

Guarantor:	ABB Ltd

Security:	3.375% Notes due 2023 (the “2023 Notes”)

Size:	$450,000,000

Maturity Date:	April 3, 2023

Coupon (Interest Rate):	3.375% per annum

Interest Payment Dates:	Semiannually, in arrears, on April 3 and October 3, beginning October 3, 2018

Yield to Maturity:	3.390%

Benchmark Treasury:	2.625% UST due February 28, 2023

Benchmark Treasury Price and Yield:	99-29¾; 2.640%

Exh-A-2

Spread to Benchmark Treasury:	0.750% (75 basis points)

Optional Redemption:

Prior to one month before the maturity date, make-whole call at any time at the greater of 100% or discounted present value at the Treasury Rate plus 12.5 basis points, as described under “Description of Notes and Guarantee—Optional Redemption” in the Preliminary Prospectus Supplement. On or thereafter redeemable at 100%.

Tax Redemption Provision:	Applicable as described under “Description of Notes and Guarantee—Tax Redemption” in the Preliminary Prospectus Supplement.

Price to Public:	99.932%

Settlement Date:

April 3, 2018 (T+5)

We expect that the delivery of the 2023 Notes will be made against payment therefor on or about April 3, 2018, which will be the fifth business day following the date of pricing of the 2023 Notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2023 Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the 2023 Notes initially will settle T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of 2023 Notes who wish to trade 2023 Notes on the date of pricing or the next two succeeding business days should consult their advisor.

Issuer Ratings:	A2 (stable) by Moody’s / A (stable) by S&P

Expected Instrument Ratings*:	A2 by Moody’s / A by S&P

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Identification Numbers:	CUSIP: 00037B AE2 ISIN: US00037BAE20

Clearing and Settlement:	DTC, including Euroclear/Clearstream participants

Listing:	None

Joint Book-Running Managers:	Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC

Co-Managers:	Barclays Capital Inc. HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC

3.800% Notes due 2028

Issuer:	ABB Finance (USA) Inc.

Guarantor:	ABB Ltd

Exh-A-3

Security:	3.800% Notes due 2028 (the “2028 Notes”)

Size:	$750,000,000

Maturity Date:	April 3, 2028

Coupon (Interest Rate):	3.800% per annum

Interest Payment Dates:	Semiannually, in arrears, on April 3 and October 3, beginning October 3, 2018

Yield to Maturity:	3.800%

Benchmark Treasury:	2.750% UST due February 15, 2028

Benchmark Treasury Price and Yield:	99-04+; 2.850%

Spread to Benchmark Treasury:	0.950% (95 basis points)

Optional Redemption:

Prior to three months before the maturity date, make-whole call at any time at the greater of 100% or discounted present value at the Treasury Rate plus 15 basis points, as described under “Description of Notes and Guarantee—Optional Redemption” in the Preliminary Prospectus Supplement. On or thereafter redeemable at 100%.

Tax Redemption Provision:	Applicable as described under “Description of Notes and Guarantee—Tax Redemption” in the Preliminary Prospectus Supplement.

Price to Public:	100.000%

Settlement Date:

April 3, 2018 (T+5)

We expect that the delivery of the 2028 Notes will be made against payment therefor on or about April 3, 2018, which will be the fifth business day following the date of pricing of the 2028 Notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2028 Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the 2028 Notes initially will settle T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of 2028 Notes who wish to trade 2028 Notes on the date of pricing or the next two succeeding business days should consult their advisor.

Issuer Ratings:	A2 (stable) by Moody’s / A (stable) by S&P

Expected Instrument Ratings*:	A2 by Moody’s / A by S&P

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Identification Numbers:	CUSIP: 00037B AF9 ISIN: US00037BAF94

Exh-A-4

Clearing and Settlement:	DTC, including Euroclear/Clearstream participants

Listing:	None

Joint Book-Running Managers:	Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC

Co-Managers:	Barclays Capital Inc. HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC

*Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Capitalized terms used but not defined herein have the meanings given to them in the Preliminary Prospectus Supplement.

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup toll-free at 1-800-831-9146, Credit Suisse toll-free at 1-800-221-1037 and J.P. Morgan collect at 1-212-834-4533.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

ANY DISCLAIMER OR OTHER NOTICE THAT MAY APPEAR BELOW IS NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMER OR NOTICE WAS AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT BY BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exh-A-5